EXHIBIT 99.1

REVOCABLE PROXY
ATLANTIC BANCGROUP, INC.
SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Donald F. Glisson, Jr. and Barry W. Chandler, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Atlantic BancGroup, Inc. (“Atlantic”) common stock which the undersigned may be entitled to vote at the Special Meeting of Shareholders (“Special Meeting”) to be held at _______________________________, on ____________ ___, 2010, at __:___ ___.m., and at any and all adjournments thereof.

The undersigned shareholder of Atlantic may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary of Atlantic, a written notice of revocation, by delivering to Atlantic a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: To approve the Agreement and Plan of Merger dated May 10, 2010 (the “Merger Agreement”) and the transactions contemplated thereby including, among other things, the merger of Atlantic with and into Jacksonville Bancorp, Inc. (the “Merger”) with Jacksonville Bancorp, Inc. remaining as the surviving entity; and
FOR ☐	AGAINST ☐	ABSTAIN ☐
PROPOSAL II: To approve a proposal to grant discretionary authority to the persons named as proxies to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.
FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE INDICATE if you plan to attend the Special Meeting, by checking here. ☐

NOTE:  When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both must sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer.  If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from Atlantic, prior to the execution of the Proxy, a Notice of the Special Meeting and a Proxy Statement/Prospectus dated ________, 2010.

A holder of Atlantic common stock who complies with the provisions of Florida law relating to appraisal rights applicable to the merger contemplated by the Merger Agreement is entitled to assert appraisal rights under the Florida appraisal rights law, a copy of which is attached as Annex B to the Proxy Statement/Prospectus dated ____________, 2010.

Signature:

Signature if held jointly:
ADDRESS LABEL
Date:

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.